          EXHIBIT NO. 21 - SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

                      Name                                  Jurisdiction of Incorporation
                      ----                                  -----------------------------
 The Citizens National Bank of Evansville, Indiana                 United States

      Citizens Trust Company of Indiana, N.A.                      United States

           Small Parker & Blossom, Inc.                            State of Illinois

 Citizens Bank of Kentucky, Madisonville, Kentucky                 State of Kentucky

      Peoples Security Finance Company, Inc.                       State of Kentucky

      Citizens Banc Leasing, Inc.                                  State of Kentucky

 Citizens Bank of Central Indiana, Greenwood, Indiana              State of Indiana

 IBI & Associates**                                                General Partnership

 HBI Acquisition Company ***                                       State of Indiana

      Citizens Bank of Illinois, N.A., Mt. Vernon, Illinois        United States

 Citizens Bank of Western Indiana, Terre Haute, Indiana            State of Indiana

 Citizens Bank of Jasper, Indiana                                  State of Indiana

      Citizens Realty and Insurance, Inc.                          State of Indiana

 Citizens Information Systems, Inc.                                State of Indiana

 Citizens Life Assurance Company                                   State of Arizona

* The indentation of an entity's name in the table above signifies its ownership by the entity preceding it.

** IBI & Associates is a general partnership of which the registrant has a 75% interest.

*** Corporation dissolved effective February 27, 1998.